Exhibit 99.1

For further information contact:

Douglas Dynamics, Inc.

Bob McCormick

414-362-3868

investorrelations@douglasdynamics.com

DOUGLAS DYNAMICS ANNOUNCES FIRST QUARTER 2014 RESULTS

Strong Results Driven by Sustained Snowfall Across Core Markets

Highlights:

•                  Record Net Sales increased 158% from Q1 FY’13 to $36.4 million

•                  First Quarter 2014 Adjusted earnings per diluted share was $0.07, an increase of $0.20 per diluted share year over year

•                  Outlook range narrowed based on strong Q1 FY’14 performance

•                  Company paid a $0.2175 per share cash dividend on March 31, 2014, an increase of 2.35% over the Q4 FY’13 dividend

May 5, 2014 — Milwaukee, Wisconsin — Douglas Dynamics, Inc. (NYSE: PLOW), the North American leader in the design, manufacture and sale of snow and ice control equipment for light trucks, today announced financial results for the first quarter ended March 31, 2014.

First Quarter Results

Historically, the Company’s first quarter sales are the lowest of any quarter, typically averaging less than 10% of full year sales. As such, the Company historically generates a net loss in the first quarter. First quarter 2014 results reflect higher than average snowfall levels across core markets and additional sales of products related to the business of TrynEx, Inc., which the Company acquired in May of 2013.

Net sales were $36.4 million in the first quarter of 2014, representing a 158.2% year-over-year increase. The increase reflects a significant increase in unit sales as well as an increase in parts and accessories sales driven by higher levels of snowfall across core markets.

“Our robust results for the first quarter of 2014 were particularly pleasing given we also produced a strong first quarter last year, when winter arrived late in the season,”  noted James L. Janik, President and Chief Executive Officer of Douglas Dynamics. “When compared to our average first quarter, the first quarter of 2014 was remarkably strong and we produced a profitable first quarter for the first time in ten years. The addition of TrynEx last spring contributed to our strong results, and we remain pleased with how that business is performing.”

Janik added, “We are now at the end of one of the longest snowfall seasons we have experienced, which produced the highest amounts of snowfall in North America of any of the past 18 years. Our unparalleled responsiveness and focus on quality and service allowed us to meet the significantly increased demand. The heavy and sustained snowfall meant extra work for our plowing and spreading customers, and extreme use of their equipment, which bodes well for our 2014 preseason order period as plowers should have both the need and the means to replace their equipment.”

- MORE -

Net income was $1.6 million, or $0.07 per diluted share, in the first quarter of 2014 compared to a net loss of ($3.4) million, or ($0.15) per diluted share, in the first quarter of 2013, an improvement of $5.0 million.  The Company’s adjusted net income was $1.6 million, or $0.07 per diluted share, in the first quarter of 2014 compared to adjusted net loss of ($3.0) million, or ($0.13) per diluted share, in the first quarter of 2013, an improvement of $4.6 million.

The Company reported Adjusted EBITDA of $8.3 million in the first quarter of 2014 compared to Adjusted EBITDA of $0.2 million in the first quarter of 2013.

The increase in net income and increase in Adjusted EBITDA is primarily attributable to both higher equipment and parts and accessories shipments during the first quarter of 2014 compared to the same quarter in the prior year.

The effective tax rate for the first quarter of 2014 was 32.8%.  The estimated effective tax rate for full year 2014 is expected to be 38.0%.

Balance Sheet and Liquidity

During the first quarter of 2014, the Company reported net cash provided in operating activities of $10.2 million compared to net cash used in operating activities of $7.1 million in the same period last year.

Inventory at the end of the first quarter of 2014 was $46.9 million, which includes $5.1 million of TrynEx products.  This compares to $45.1 million at the end of the first quarter of 2013.  The change was due to higher sales volumes in 2014.

Accounts receivable at the end of the first quarter of 2014 were $13.5 million, which includes $2.4 million for TrynEx products. This compares to $11.3 million at the end of the first quarter of 2013.

Updated Outlook

Based on first quarter 2014 results, dealer sentiment and industry trends, the Company is updating its 2014 outlook and now expects net sales for the full year 2014 to range from $215 million to $260 million and Adjusted EBITDA to range from $45 million to $70 million. Earnings per share are expected to range from $0.75 per share to $1.20 per share.

Mr. Janik explained, “Based on our exceptional results in the first quarter, we are narrowing our outlook for the year by raising the low end of the range. We remain confident that 2014 will be a positive year for Douglas Dynamics and we will continue to focus on operational improvements and invest prudently to drive future growth and profitability.”

Dividend

As previously reported, on March 10, 2014, pursuant to the Company’s dividend policy, its Board of Directors declared a quarterly cash dividend of $0.2175 per share of the Company’s common stock. The declared $0.2175 per share cash dividend was paid on March 31, 2014, to stockholders of record as of close of business on March 21, 2014.

Webcast Information

The Company will host an investor conference call on Tuesday, May 6, 2014 at 10:00 a.m. Central Time. The conference call will be available on the Internet through the Investor Relations section of the Company’s website at www.douglasdynamics.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, an Internet replay will be available shortly after the call.

About Douglas Dynamics

Douglas Dynamics is the North American leader in the design, manufacture and sale of snow and ice control equipment for light trucks, which consists of snowplows and sand and salt spreaders, and related parts and accessories. The Company is also a leading manufacturer of turf and other commercial/industrial grounds control products. The Company sells its products under the WESTERN®, FISHER®, BLIZZARD®, SNOWEX®, TURFEX® and SWEEPEX® brands which are among the most established and recognized in the industry. Additional information is available at www.douglasdynamics.com

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures include:

•                  Adjusted net income (loss);

•                  Adjusted earnings (loss) per diluted share; and

•                  Adjusted EBITDA.

These non-GAAP disclosures should not be construed as an alternative to the reported results determined in accordance with GAAP.

Adjusted net income (loss) represents net income (loss) as determined under GAAP, excluding a loss recognized on impairment of assets held for sale. The Company believes that the presentation of adjusted net income (loss) for the three months ended March 31, 2014 and March 31, 2013 allows investors to make meaningful comparisons of the Company’s operating performance between periods and to view its business from the same perspective as its management.  Because the excluded item is not predictable or consistent, management does not consider it when evaluating the Company’s performance or when making decisions regarding allocation of resources.

Adjusted EBITDA represents net income (loss) before interest, taxes, depreciation and amortization, as further adjusted for stock based compensation, non-cash purchase accounting adjustments related to the TrynEx acquisition, certain charges related to certain unrelated legal fees and consulting fees and impairment on assets held for sale.  The Company uses, and believes its investors benefit from the presentation of, Adjusted EBITDA in evaluating the Company’s operating performance because Adjusted EBITDA provides the Company and its investors with additional tools to compare its operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company’s core operations. In addition, the Company believes that Adjusted EBITDA is useful to investors and other external users of its consolidated financial statements in evaluating the Company’s operating performance as compared to that of other companies, because it allows them to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets and liabilities, capital structure and the method by which assets were acquired. The Company’s management also uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget and financial projections, and to evaluate the Company’s ability to make certain payments, including dividends, in compliance with its senior credit facilities, which is determined based on a calculation of “Consolidated Adjusted EBITDA” that is substantially similar to adjusted EBITDA.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the headings “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)” and “Net Income (Loss) to Adjusted EBITDA Reconciliation” following the Consolidated Statements of Cash Flows included in this press release.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation, product demand, the payment of dividends, and availability of financial resources.  These statements are often identified by use of words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.  Such statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, weather conditions, particularly lack of or reduced levels of snowfall and the timing of such snowfall, a significant decline in economic conditions, our inability to maintain good relationships with our distributors,  lack of available or favorable financing options for our end-users or distributors, increases in the price of steel or other materials necessary for the production of our products that cannot be passed on to our distributors, increases in the price of fuel, the inability of our suppliers to meet our volume or quality requirements, inaccuracies in our estimates of future demand for our products, our inability to protect or continue to build our intellectual property portfolio, the effects of laws and regulations and their interpretations on our business and financial condition, our inability to develop new products or improve upon existing products in response to end-user needs, losses due to lawsuits arising out of personal injuries associated with our products, factors that could impact the future declaration and payment of dividends, our inability to compete effectively against competition, our inability to achieve the projected financial performance with the assets of TrynEx, which we acquired in 2013, and unexpected costs or liabilities related to the acquisition of the TrynEx assets, as well as those discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2013. You should not place undue reliance on these forward-looking statements.  In addition, the forward-looking statements in this release speak only as of the date hereof and we undertake no obligation, except as required by law, to update or release any revisions to any forward-looking statement, even if new information becomes available in the future.

Financial Statements

Douglas Dynamics, Inc.

Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2014	2013
	(unaudited)	(audited)

Assets
Current assets:
Cash and cash equivalents	$10,548	$19,864
Accounts receivable, net	13,490	42,343
Inventories	46,879	27,977
Refundable income taxes paid	3,285	2,648
Deferred income taxes	4,197	4,223
Prepaid and other current assets	1,448	1,317
Total current assets	79,847	98,372

Property, plant, and equipment, net	25,332	24,866
Assets held for sale, net	1,085	1,085
Goodwill	113,132	113,132
Other intangible assets, net	121,967	123,422
Deferred financing costs, net	2,071	2,216
Other long-term assets	1,796	1,246
Total assets	$345,230	$364,339

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$4,948	$7,709
Accrued expenses and other current liabilities	12,205	14,418
Short-term borrowings	—	13,000
Current portion of long-term debt	971	971
Total current liabilities	18,124	36,098

Retiree health benefit obligation	4,729	4,654
Pension obligation	6,591	7,077
Deferred income taxes	46,322	45,046
Deferred compensation	588	658
Long-term debt, less current portion	109,780	110,023
Other long-term liabilities	6,127	5,462

Total shareholders’ equity	152,969	155,321
Total liabilities and shareholders’ equity	$345,230	$364,339

Douglas Dynamics, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

	Three Month Period Ended
	March 31, 2014	March 31, 2013
	(unaudited)

Net sales	$36,396	$14,141
Cost of sales	22,271	9,815
Gross profit	14,125	4,326

Selling, general, and administrative expense	8,337	5,910
Intangibles amortization	1,455	1,298
Impairment of assets held for sale	—	647

Income (loss) from operations	4,333	(3,529)

Interest expense, net	(1,972)	(1,983)
Other expense, net	(18)	(31)
Income (loss) before taxes	2,343	(5,543)

Income tax expense (benefit)	768	(2,139)

Net income (loss)	$1,575	$(3,404)
Less: Net income (loss) attributable to participating securities	23	(43)
Net income (loss) attributable to common shareholders	$1,552	$(3,361)

Weighted average number of common shares outstanding:
Basic	22,103,167	21,971,055
Diluted	22,122,669	21,971,055

Earnings (loss) per share:
Basic earnings (loss) per common share attributable to common shareholders	$0.07	$(0.15)
Earnings (loss) per common share assuming dilution attributable to common shareholders	$0.07	$(0.15)
Cash dividends declared and paid per share	$0.22	$0.21

Douglas Dynamics, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Month Period Ended
	March 31, 2014	March 31, 2013
	(unaudited)

Operating activities
Net income (loss)	$1,575	$(3,404)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,279	2,015
Amortization of deferred financing costs and debt discount	190	189
Loss recognized on impairment of assets held for sale	—	647
Stock-based compensation	1,022	935
Provision for losses on accounts receivable	76	113
Deferred income taxes	1,302	1,222
Earnout liability	136	—
Changes in operating assets and liabilities:
Accounts receivable	28,777	14,013
Inventories	(18,902)	(14,807)
Prepaid and other assets and refundable income taxes	(1,318)	(4,128)
Accounts payable	(2,761)	(2,849)
Accrued expenses and other current liabilities	(1,931)	(1,584)
Deferred compensation	(70)	(157)
Benefit obligations and other long-term liabilities	(151)	647
Net cash provided by (used in) operating activities	10,224	(7,148)

Investing activities
Capital expenditures	(1,290)	(843)
Net cash used in investing activities	(1,290)	(843)

Financing activities
Shares withheld on restricted stock vesting paid for employees’ taxes	(69)	(137)
Dividends paid	(4,893)	(4,647)
Repayment of revolver borrowings	(13,000)	—
Repayment of long-term debt	(288)	(288)
Net cash used in financing activities	(18,250)	(5,072)
Change in cash and cash equivalents	(9,316)	(13,063)
Cash and cash equivalents at beginning of year	19,864	24,136
Cash and cash equivalents at end of quarter	$10,548	$11,073

Douglas Dynamics, Inc.

Net Income (Loss) to Adjusted EBITDA reconciliation (unaudited)

(in thousands)

	Three month period ended March 31,
	2014	2013

Net income (loss)	$1,575	$(3,404)

Interest expense - net	1,972	1,983
Income tax expense (beneift)	768	(2,139)
Depreciation expense	824	717
Amortization	1,455	1,298
EBITDA	6,594	(1,545)

Stock based compensation	1,022	935
TrynEx purchase accounting (1)	136	—
Other non-recurring charges (2)	511	846
Adjusted EBITDA	$8,263	$236

(1) - Reflects $136 in earnout compensation expense  in the three months ended March 31, 2014.

(2) - Reflects expenses of $511 and $199 for one time, unrelated legal and consulting fees for the three months ended March 31, 2014 and March 31, 2013, respectively.   Includes write down of asset held for sale of $647 for the three months ended March 31, 2013.

Douglas Dynamics, Inc.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

$ Millions, except share data

	Three month period ended March 31,
	2014	2013

Net Income (loss) (GAAP)	$1.6	$(3.4)
Addback expenses, net of tax at 38.8% for 2013:
- Loss recognized on impairment of assets held for sale	—	0.4

Adjusted net income (loss) (non-GAAP)	$1.6	$(3.0)

Weighted average basic common shares outstanding	22,103,167	21,971,055
Weighted average common shares outstanding assuming dilution	22,122,669	21,971,055

Adjusted earnings (loss) per common share - basic	$0.07	$(0.13)
Adjusted earnings (loss) per common share - dilutive	$0.07	$(0.13)